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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                   RETEK INC.
             (Exact name of registrant as specified in its charter)


               DELAWARE                                  51-0392671
(State of Incorporation or organization)    (I.R.S. Employer Identification No.)



MIDWEST PLAZA, 801 NICOLLET MALL, 11TH FLOOR,              55402
             MINNEAPOLIS, MN
  (Address of principal executive offices)               (Zip Code)


If this Form relates to the registration of a class    If this Form relates to the registration of a class
of securities pursuant to Section 12(b) of the         of securities pursuant to Section 12(g) of the
Exchange Act and is effective pursuant to              Exchange Act and is effective pursuant to
General Instruction A.(c), please check the            General Instruction A.(d), please check the
following box. [ ]                                     following box. [X]

Securities Act registration statement file number to which this form relates:
333-86841
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Securities to be registered pursuant to Section 12(b) of the Act:


      Title of Each Class                         Name of Each Exchange on Which
      to be so Registered                         Each Class is to be Registered
      -------------------                         ------------------------------
              NONE                                             NONE


Securities to be registered pursuant to Section 12(g) of the Act:


                     COMMON STOCK, PAR VALUE $0.01 PER SHARE
                     ---------------------------------------
                                (Title of Class)






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ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         This registration statement relates to the registration with the Securities and Exchange Commission of shares of Common Stock, par value $0.01 per share (the "Common Stock"), of Retek Inc., a Delaware corporation (the
"Registrant"). The description of the Common Stock to be registered hereunder set forth under the caption "Description of Capital Stock" beginning on page 76 of the Registrant's Registration Statement on Form S-1 (File No. 333-86841) (the
"Registration Statement"), filed with the Securities and Exchange Commission, as amended, is incorporated herein by reference.

ITEM 2.   EXHIBITS.

         The following documents are included as Exhibits to the Registration
Statement:

         (a) Form of Amended and Restated Certificate of Incorporation of the
Registrant; and

         (b) Form of Amended and Restated Bylaws of the Registrant.

         The following document is included as an Exhibit to the Registration
Statement and incorporated herein by reference:

         (a) Specimen certificate representing the Common Stock.


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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                          RETEK INC.


Date: November 15, 1999                   By: /s/ John Buchanan
                                             ----------------------------------
                                          Name:    John Buchanan
                                          Title:   Chairman, Chief Executive
                                                   Officer and Director





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                                  EXHIBIT INDEX

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
EXHIBIT
NO.                                                   DESCRIPTION
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
3.4           Form of Amended and Restated Certificate of Incorporation of the Registrant as in
              effect immediately prior to the closing of this offering.

3.5           Form of Amended and Restated Bylaws of the Registrant as in effect immediately prior to the closing of this offering.



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